                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  CMGI, INC.
            (Exact name of Registrant as specified in its charter)

             DELAWARE                                    04-2921333
   (State or other jurisdiction                       (I.R.S. Employer
 of incorporation or organization)                 Identification Number)

              100 BRICKSTONE SQUARE, ANDOVER, MASSACHUSETTS 01810
                                (978) 684-3600
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            1986 STOCK OPTION PLAN
                       1995 EMPLOYEE STOCK PURCHASE PLAN
                             (Full title of plans)

                              DAVID S. WETHERELL
                Chairman, President and Chief Executive Officer
                                  CMGI, Inc.
              100 Brickstone Square, Andover, Massachusetts 01810
                                (978) 684-3600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                          Copy of communications to:

    WILLIAM WILLIAMS II, ESQ.                  MARC A. RUBENSTEIN, ESQ.
Vice President and General Counsel                Palmer & Dodge LLP
           CMGI, Inc.                              One Beacon Street
      100 Brickstone Square                    Boston, Massachusetts 02108
        Andover, MA 01810                              (617) 573-0100
         (978) 684-3600

                        CALCULATION OF REGISTRATION FEE

                                                             Proposed             Proposed
Title of each class of securities      Amount to be      maximum offering    maximum aggregate      Amount of
to be registered                        registered      price per share (1)  offering price (1)  registration fee
                                     -----------------  -------------------  ------------------  ----------------
Common Stock, $0.01 par value        10,000,000 shares        $99.0630          $990,630,000          $275,395

   (1) Estimated pursuant to Rule 457(c) and 457(h) solely for the purpose of calculating the registration fee based upon the average of the lowest price and the highest price of the common stock, par value $.01 per share, on the Nasdaq National Market on November 12, 1999. The actual price of shares issued under the 1986 Stock Option Plan is determined on the date options are granted with respect to such shares. The actual price of shares issued under the 1995 Employee Stock Purchase Plan will be determined on the first or last day of each fiscal quarter.

   Page 1 of 11 Sequential Pages
   Exhibit Index appears on Page 7

                            INTRODUCTORY STATEMENT

CMGI, Inc. (referred to as "CMGI", the "Company" or the "Registrant") hereby files this Registration Statement on Form S-8 relating to 10,000,000 shares of its common stock, $0.01 par value per share ("Common Stock"), issuable upon exercise of options granted and to be granted under the CMGI, Inc. 1986 Stock Option Plan (the "1986 Plan") and issuable under the CMGI, Inc. 1995 Employee Stock Purchase Plan (the "1995 Plan").

  STATEMENT REGARDING INCORPORATION BY REFERENCE FROM EFFECTIVE REGISTRATION
                                   STATEMENT

Pursuant to Instruction E to Form S-8, the contents of the Registrant's Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the "Commission") on November 25, 1994 (File No. 33-86742) relating to the registration of 18,000,000 shares (as adjusted through the date hereof) of the Registrant's Common Stock authorized for issuance under the 1986 Plan and the 1995 Plan are incorporated by reference in their entirety in this Registration Statement, except as to the items set forth below. This Registration Statement provides for the registration of an additional 10,000,000 shares under the 1986 Plan and the 1995 Plan.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Commission are incorporated herein by reference:

         (a) The Registrant's Annual Report on Form 10-K for the year ended July 31, 1999.

         (b) The Registrant's Current Reports on Forms 8-K or amendments thereto filed on August 12, 1999, September 2, 1999, September 3, 1999, September 27, 1999, October 1, 1999, November 1, 1999 and November 17, 1999.

         (c) All other reports of the Registrant filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the annual report referred to in (a) above.

         (d) The description of the Registrant's Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on November 10, 1993, including any amendment or report filed hereafter for the purpose of updating such description.

     All documents filed after the date of this Registration Statement by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereunder have been sold or which deregisters all shares of Common Stock remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

ITEM 8.  EXHIBITS.

A list of the exhibits filed with or included as part of this Registration Statement is set forth in the Index to Exhibits on page 7 and is incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

         (a)  The undersigned Registrant hereby undertakes:

              (2) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

              (3) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling period in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               SIGNATURES

The Registrant.

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Andover, Commonwealth of Massachusetts, on this 17th day of November, 1999.

                            CMGI, INC.
                            (Registrant)

                            By: /s/ David S. Wetherell
                                ----------------------
                              David S. Wetherell
                              Chairman of the Board,
                              President and Chief Executive Officer

                               POWER OF ATTORNEY

     We, the undersigned officers and directors of CMGI, Inc., hereby severally constitute and appoint William Williams II and Andrew J. Hajducky III, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including any post-effective amendments thereto), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                     Title                            Date
---------                                     -----                            ----
/s/ David S. Wetherell            Chairman, Chief Executive               November 17, 1999
-----------------------------     Officer and President and Director
David S. Wetherell                (Principal Executive Officer)

/s/ Andrew J. Hajducky            Chief Financial Officer                 November 17, 1999
-----------------------------     and Treasurer
Andrew J. Hajducky III           (Principal Financial and
                                  Accounting Officer)

/s/ Craig Goldman                 Director                                November 17, 1999
-----------------------------
Craig Goldman

/s/ Robert Ranalli                Director                                November 17, 1999
-----------------------------
Robert Ranalli

/s/ William Berkman               Director                                November 17, 1999
-----------------------------
William Berkman

/s/ Avram Miller                  Director                                November 17, 1999
-----------------------------
Avram Miller

/s/ William Strecker              Director                                November 17, 1999
-----------------------------
William D. Strecker

                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                   EXHIBITS
                                      TO
                      REGISTRATION STATEMENT ON FORM S-8
                                     UNDER
                          THE SECURITIES ACT OF 1933


                                  CMGI, INC.
                                  ----------
            (Exact Name Of Registrant As Specified In Its Charter)

Exhibit                                            Page Number Or Incorporated
Number                  Description                By Reference To
-------                 -----------                ----------------------------

4.1        Amended and Restated Certificate of     Incorporated by reference from the Registration
           Incorporation                           Statement on Form S-3 filed on August 12, 1999
                                                   (Registration No. 333-85047)


4.2        Restated By-Laws                        Incorporated by reference from the Registration
                                                   Statement on Form S-1, as amended, filed on November
                                                   10, 1993 (Registration No. 33-71518).

5.1        Opinion of Palmer & Dodge, counsel to   Filed herewith on Page 8
           the Company, regarding legality of the
           securities being registered

23.1       Consent of KPMG LLP,                    Filed herewith on Page 9
           independent accountants

23.2 Consent of PricewaterhouseCoopers LLP, Filed herewith on Page 10 independent accountants

23.3       Consent of Singer Lewak Greenbaum       Filed herewith on Page 11
           & Goldstein LLP independent auditors

23.4       Consent of Palmer & Dodge, counsel to   Filed herewith as part of Exhibit 5.1
           the Company                             hereto